As filed with the Securities and Exchange Commission on August 8, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HENRY SCHEIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3136595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

135 Duryea Road Melville, New York	11747
(Address of Principal Executive Offices)	(Zip code)

Henry Schein, Inc. 2015 Non-Employee Director Stock Incentive Plan

As Amended and Restated Effective as of June 22, 2015

(f/k/a “Henry Schein Inc. 1996 Non-Employee Director Stock Incentive Plan”)

(Full title of the plan)

Walter Siegel, Esq.

Senior Vice President and General Counsel

Henry Schein, Inc.

135 Duryea Road

Melville, New York 11747

(Name and address of agent for service)

631-843-5500

(telephone number, including area code, of agent for service)

Copies of all communications to:

Steven L. Kirshenbaum, Esq.

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

212-969-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of Registration Fee(3)
Common Stock, par value $.01	100,000 shares	$168.58	$16,858,000	$1,697.60

(1)	Represents 100,000 additional number of shares of common stock, par value $0.01 per share (“Common Stock”) of Henry Schein, Inc. (the “Company” or the “registrant”) that may be granted under the Henry Schein, Inc. 2015 Non-Employee Director Stock Incentive Plan, as amended and restated effective as of June 22, 2015 (f/k/a “Henry Schein Inc. 1996 Non-Employee Director Stock Incentive Plan”) (the “Plan”), pursuant to the amendment and restatement of the Plan adopted at the Company’s 2015 Annual Meeting of Stockholders.
(2)	Estimated for the sole purpose of determining the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, the proposed maximum offering price per share is calculated based upon the average of the high and low selling prices per share of Common Stock as reported by the NASDAQ Stock Market on August 4, 2016.
(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 100,000 shares of Common Stock under the Plan.

EXPLANATORY NOTE

Incorporation by Reference. Pursuant to General Instruction E to Form S-8, the following documents previously filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this registration statement, except as the same may be modified by the information set forth herein:

File No.	Date
333-91778	July 2, 2002
333-111914	January 14, 2004
333-164360	January 15, 2010

Registration of Additional Shares of Common Stock Under the Plans. This registration statement relates to the registration of 100,000 additional shares of Common Stock reserved for issuance under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Company’s prior registration statements on Form S-8 with the file numbers set forth above, filed with the SEC on the dates set forth above in the section titled “Incorporation by Reference” are incorporated herein by reference, except as the same may be modified by the information set forth herein. In addition, the following documents filed by the Company with the SEC are incorporated by reference in this registration statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2015, filed with the SEC on February 10, 2016;

2.	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 26, 2016 and June 25, 2016, filed with the SEC on May 3, 2016 and August 4, 2016;

3.	The Company’s Current Reports on Form 8-K, filed with the SEC on April 7, 2016 and June 1, 2016; and

4.	The description of the Company’s Common Stock under the heading “Description of Capital Stock” contained in Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-120246) filed on January 14, 2005.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents. In no event, however, will any information that the Company discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the SEC be incorporated by reference into, or otherwise become a part of, this registration statement (including any exhibits included with such information, unless otherwise indicated therein). Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this registration statement after the most recent effective date may modify or replace existing statements contained in this registration statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Henry Schein, Inc. dated November 2, 1995 (Incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 filed on February 28, 2007)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Henry Schein, Inc. dated November 12, 1997 (Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 filed on February 28, 2007)

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Henry Schein, Inc. dated June 16, 1998 (Incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-3, Reg. No. 333-59793 filed on July 24, 1998)

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Henry Schein, Inc. dated May 25, 2005 (Incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 2005 filed on August 4, 2005)

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Henry Schein, Inc. dated May 15, 2012 (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on May 16, 2012)

4.6	Amended and Restated By-Laws (Incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1, Reg. No. 33-96528 filed on October 10, 1995)

4.7	Amendments to the Amended and Restated By-Laws adopted July 15, 1997 (Incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-4, Reg. No. 33-36081 filed on September 22, 1997)

4.8	Amendment to the Amended and Restated By-Laws adopted on May 15, 2012 (Incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K filed on May 16, 2012)

5.1	Opinion of Proskauer Rose LLP*

23.1	Consent of BDO USA, LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this August 1, 2016.

HENRY SCHEIN, INC.

By:	/s/ Stanley M. Bergman
Name: Stanley M. Bergman
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stanley M. Bergman and Steven Paladino, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Henry Schein, Inc., and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stanley M. Bergman Stanley M. Bergman	Chairman and Chief Executive Officer (Principal Executive Officer)	August 1, 2016

/s/ Steven Paladino Steven Paladino	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 1, 2016

/s/ James P. Breslawski James P. Breslawski	Director and President, Henry Schein and Chief Executive Officer, Global Dental Group	August 2, 2016

Signature	Title	Date

/s/ Gerald A. Benjamin Gerald A. Benjamin	Director, Executive Vice President and Chief Administrative Officer	August 1, 2016

/s/ Mark E. Mlotek Mark E. Mlotek	Director, Executive Vice President and Chief Strategic Officer	August 1, 2016

/s/ Barry Alperin Barry J. Alperin	Director	August 1, 2016

/s/ Lawrence S. Bacow Lawrence S. Bacow, Ph.D.	Director	August 1, 2016

/s/ Paul Brons Paul Brons	Director	August 1, 2016

/s/ Joseph L. Herring Joseph L. Herring	Director	August 1, 2016

/s/ Donald J. Kabat Donald J. Kabat	Director	August 1, 2016

/s/ Kurt P. Kuehn Kurt P. Kuehn	Director	August 1, 2016

/s/ Philip A. Laskawy Philip A. Laskawy	Director	August 1, 2016

/s/ Carol Raphael Carol Raphael	Director	August 2, 2016

/s/ E Dianne Rekow E Dianne Rekow, DDS, Ph.D.	Director	August 1, 2016

/s/ Bradley T. Sheares Bradley T. Sheares, Ph.D.	Director	August 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Henry Schein, Inc. dated November 2, 1995 (Incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 filed on February 28, 2007)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Henry Schein, Inc. dated November 12, 1997 (Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 filed on February 28, 2007)

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Henry Schein, Inc. dated June 16, 1998 (Incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-3, Reg. No. 333-59793 filed on July 24, 1998)

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Henry Schein, Inc. dated May 25, 2005 (Incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 2005 filed on August 4, 2005)

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Henry Schein, Inc. dated May 15, 2012 (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on May 16, 2012)

4.6	Amended and Restated By-Laws (Incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1, Reg. No. 33-96528 filed on October 10, 1995)

4.7	Amendments to the Amended and Restated By-Laws adopted July 15, 1997 (Incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-4, Reg. No. 33-36081 filed on September 22, 1997)

4.8	Amendment to the Amended and Restated By-Laws adopted on May 15, 2012 (Incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K filed on May 16, 2012)

5.1	Opinion of Proskauer Rose LLP*

23.1	Consent of BDO USA, LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

*	Filed herewith.